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                                                                   Exhibit 10.86

                                    SUBLEASE

         AGREEMENT OF SUBLEASE ("Sublease") dated as of the 5th day of October, 2001, by and between 325 SPRING STREET LLC, a Delaware limited liability company having an office c/o Savanna Partners, 80 Fifth Avenue, New York, New York ("Sublandlord"), and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation having an office at 180 Varick Street, New York, New York ("Subtenant").

                                    WHEREAS:

         I. By lease agreement dated as of May 8, 2000 between United Parcel Service, Inc. ("Overlandlord"), as landlord, and SenseNet, Inc., as tenant, as amended by (a) First Amendment to Lease Agreement (the "First Amendment"), dated as of November 1, 2000 and (b) Second Amendment to Lease Agreement, dated as of October 4, 2001 (as amended, the "Overlease"), SenseNet leased from Overlandlord certain premises in the building (the "Building") known as 325 Spring Street, New York, New York; and

         II. By Assignment and Assumption of Lease, dated as of November, 2000, SenseNet assigned to Sublandlord, and Sublandlord assumed from SenseNet, all of SenseNet's right, title, obligations and interest in and to the Overlease; and

         III. Subtenant desires to sublet from Sublandlord the portion of the premises demised to Sublandlord under the Overlease more particularly described on Exhibit A annexed hereto (the "Sublease Premises"), upon the terms and subject to the provisions and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows

                                  WITNESSETH:

         1. Term. Sublandlord hereby sublets the Sublease Premises to Subtenant, and Subtenant hereby hires the Sublease Premises from Sublandlord, for a term (the "Term") which shall commence on the later to occur of (a) October 5, 2001 and (b) two (2) business days after the date upon which a copy of the consent, executed by Overlandlord, whereby Overlandlord grants its consent to this Sublease in accordance with Article 21 herein is delivered to Subtenant (the "Commencement Date"), and which shall end on April 29, 2023 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Sublease.
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         2.       Annual Fixed Rent and Additional Rent.

                  A. Subtenant covenants and agrees that, during and throughout the entire Term, Subtenant shall pay to Sublandlord annual fixed rent ("FIXED RENT") in the amounts more particularly set forth on SCHEDULE 1 annexed hereto and made a part hereof, during and for the period commencing on the Commencement Date and continuing through and including the Expiration Date; which Subtenant covenants and agrees to pay to Sublandlord, in lawful money of the United States, in equal monthly installments in advance, on the fifth (5th) business day prior to the first day of each calendar month during the Term, without demand, deduction, offset, abatement, defense, and/or counterclaim whatsoever, except that Subtenant shall pay the first monthly installment of Fixed Rent simultaneously with the execution and delivery of this Sublease. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term shall be prorated. Notwithstanding anything to the contrary contained herein, in the event (a) Sublandlord files a voluntary petition under the United States Bankruptcy Code (or any other federal or state bankruptcy or insolvency law) (the "CODE"), or (b) any direct or indirect member, shareholder, partner, principal, affiliate, employee, officer, director, agent or representative of Sublandlord (each, a "RELATED PARTY") commences, files, solicits, participates in or joins in the filing of, an involuntary petition against Sublandlord under the Code, or (c) Sublandlord files an answer consenting to or acquiescing in (actual as distinguished from implied or constructive consent) any involuntary petition filed it by any other person under the Code, then the Fixed Rent from and after the date of such filing (until such bankruptcy is discharged provided this Sublease is not as a result of such bankruptcy, rejected, modified or terminated) shall be an amount equal to the Base Rent payable by Sublandlord to Overlandlord under the Overlease. Upon the occurrence of any of the events set forth in clauses (a), (b) or (c) of the immediately preceding sentence (and until such bankruptcy is discharged, provided this Sublease is not as a result of such bankruptcy, rejected, modified or terminated), Subtenant may pay the Base Rent payable by Sublandlord to Overlandlord under the Overlease, directly to Overlandlord.

                  B. In addition to the Fixed Rent payable hereunder, Subtenant shall be liable for, and shall pay to Sublandlord on or before the date which is five (5) business days prior to the date upon which any and all such amounts are payable by Sublandlord to Overlandlord pursuant to Sections 3(b) and 3(h) of the Overlease, 95.1% of any and all amounts payable by Sublandlord to Overlandlord pursuant to Sections 3(b) and 3(h) of the Overlease.

                  C. All payments of Fixed Rent and additional rent (Fixed Rent and additional rent are collectively referred to herein as "rent" and all sums as shall become due and payable by Subtenant to Sublandlord pursuant to this Sublease other than Fixed Rent shall be deemed to be "additional rent") shall be made by good and sufficient check (subject to collection) currently dated, drawn on a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Subtenant, without endorsements, to the order of Sublandlord (or such other party as Sublandlord may, from time to time, direct) at Sublandlord's office (or such other place as Sublandlord may designate from time to time) Contemporaneously herewith, Sublandlord, Subtenant and Bank of America Securities, L.L.C. (together


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with any successor thereto, the "LOCK BOX BANK") are entering into a lock-box arrangement. Notwithstanding the provisions of this sub-paragraph C, from and after November 1, 2001, and for so long as such arrangement is in effect, Sublandlord and Subtenant agree that all rent shall be paid to and disbursed by the Lock Box Bank in accordance with the terms of such lock-box arrangement; provided, however, that the foregoing shall not in any way limit Subtenant's obligations hereunder for the payment of rent and additional rent, and Subtenant acknowledges and agrees that the rent and additional rent payable by Subtenant under this Sublease shall not be deemed to have been paid by Subtenant unless and until disbursed and received in accordance with the lock-box arrangement.

                  D. In the event that additional rent is due under the Overlease with respect to any period which precedes the Commencement Date or follows the Expiration Date, Subtenant's obligations hereunder on account of such additional rent shall be appropriately prorated.

                  E. Sublandlord shall have the same rights and remedies in the event of nonpayment of additional rent as are available to Sublandlord for the non-payment of Fixed Rent.

         3. Use of the Sublease Premises. Subtenant shall use and occupy the Sublease Premises for (i) general and executive offices and/or (ii) a biotechnology laboratory and incidental uses thereto, including, but not limited to, laboratories for molecular biology, organic chemistry, tissue culture and immunology (with appropriate drainage and ventilation), in accordance with the terms and conditions of the Overlease (the "PERMITTED USE"), and for no other purpose, and further covenants not to do any act which will result in a violation of the Overlease.

         4. Incorporation of Overlease Terms.

                  A. All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease, unless the context clearly requires otherwise.

                  B. Except as herein otherwise expressly provided, all of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof. The rights and obligations contained in the Overlease are, during the term of this subletting, hereby imposed upon the respective parties hereto, Sublandlord as being substituted for Overlandlord, and Subtenant being substituted for Sublandlord with respect to the Overlease; provided, however, that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease, except to the extent such failure is due to the negligence or willful misconduct of Sublandlord, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. It is expressly agreed that Sublandlord shall not be obligated to perform any obligation which is the obligation of Overlandlord under the Overlease. Sublandlord shall have


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no liability to Subtenant by reason of the default of Overlandlord under the
Overlease. Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Overlandlord by the terms of the Overlease. Notwithstanding anything contained herein to the contrary, Sublandlord agrees, however, to use reasonable efforts to enforce its rights against Overlandlord under the Overlease for the benefit of Subtenant upon Subtenant's written request therefor (and to forward to Overlandlord any notices or requests for consent as Subtenant may reasonably request). Upon presentation of reasonable back-up of such costs, Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Sublandlord in expending such efforts. Nothing contained in this Subparagraph B shall require Sublandlord to institute any suit or action to enforce any such rights. Notwithstanding the foregoing, Sublandlord shall permit Subtenant to (a) bring an action, in the name of Sublandlord and at Subtenant's sole cost and expense, to enforce Overlandlord's obligations under the Overlease and/or (b) provide notices (as the agent of Sublandlord) to Overlandlord to enforce Sublandlord's rights against Overlandlord under the Overlease (to the extent Sublandlord does not wish to do so or Sublandlord fails to do so after notice from Subtenant and reasonable opportunity to respond, taking into account the nature of the notice or if Sublandlord is in default hereunder beyond the expiration of applicable notice and cure periods; except that in the case of the First Extension Notice and the Second Extension Notice only, provided there does not exist a default by Subtenant under this Sublease beyond the expiration of applicable notice and cure periods, Subtenant may deliver such First Extension Notice and/or Second Extension Notice, as the case may be, directly to Overlandlord (as agent for Sublandlord) without first requesting that Sublandlord deliver such extension notices to Overlandlord); provided that Subtenant shall, and hereby does, indemnify Sublandlord against, and hold Sublandlord harmless from, any loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys fees) which may arise in connection therewith, except if arising from the negligence or willful misconduct of Sublandlord. Subtenant acknowledges that the failure of Overlandlord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in rent payable hereunder except to the extent (a) resulting from Sublandlord's negligence or willful misconduct or (b) on a pro-rata basis, of any corresponding abatement as a result thereof received by Sublandlord from Overlandlord.

                  C. Wherever the Overlease refers to the "Premises," such references for the purposes hereof shall be deemed to refer to the Sublease Premises.

                  D. Sublandlord represents that to the best knowledge of Sublandlord, as of the date hereof the Overlease annexed hereto as EXHIBIT "B" and made a part hereof is a true and complete copy of the Overlease (and all amendments and modifications thereto), except as to certain intentionally omitted provisions, which provisions are expressly not incorporated herein and made inapplicable to Subtenant and the Sublease Premises.


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         5. Sublease Subject to Overlease.

                  A. This Sublease is expressly made subject and subordinate to all of the terms and conditions of the Overlease and to all matters to which the foregoing is subject, except as specifically provided to the contrary in this Sublease. Subtenant hereby assumes and covenants that, throughout the Term, Subtenant shall observe and perform, all of the provisions of the Overlease which are to be observed and performed by the tenant thereunder with respect to the Sublease Premises. Subtenant covenants that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, attorneys' fees and disbursements, arising from or in connection with any default by Subtenant in Subtenant's performance of those terms, covenants and conditions of this Sublease and/or of the Overlease which are or shall be applicable to Subtenant, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be additional rent hereunder and shall be payable upon demand. In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease or otherwise, Overlandlord's and Sublandlord's consent shall be required hereunder (except in respect of Article 6 of the Overlease and Article 9 of the Sublease it being agreed to by Sublandlord that Sublandlord shall not deny consent to any request made pursuant to the provisions thereof which is consented to by Overlandlord), and Sublandlord shall have no obligation to consent to any matter to which Overlandlord's consent is so required but not obtained.

                  B. Subtenant covenants and agrees that if, by reason of a default on the part of Sublandlord, as the tenant under the Overlease, in the performance of any of the terms or provisions of the Overlease, or for any other reason of any nature whatsoever, such lease or the leasehold estate of the tenant thereunder, is terminated by summary dispossess proceeding or otherwise, then Subtenant will, at Overlandlord's election, attorn to Overlandlord, and will recognize Overlandlord as Subtenant's landlord under this Sublease. Subtenant covenants and agrees to execute and deliver, at any time and from time to time, within five (5) days following a request therefor by Sublandlord or Overlandlord, any instrument which may be reasonably necessary or appropriate to evidence such attornment.

                  C. Subtenant agrees to be bound, for all purposes of this Sublease, by any modifications or amendments to the Overlease. Sublandlord agrees not to amend or modify the Overlease in any way that would discriminate against Subtenant, or which would increase Subtenant's monetary obligations hereunder, shorten the term hereof or decrease Subtenant's rights with respect to the Permitted Use of the Sublease Premises, or which would otherwise materially adversely affect Subtenant's rights or obligations hereunder or permit the same to be canceled or terminated, unless required pursuant to the terms of the Overlease, without Subtenant's prior written consent, provided, however, that Sublandlord shall have the right to terminate this Sublease in the event that Overlandlord terminates the Overlease in


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accordance with the provisions of Article 10 of the Overlease (provided, that,
Sublandlord shall promptly deliver to Subtenant any notice received by Sublandlord from Overlandlord pursuant to Article l0 of the Overlease and if, upon receipt by Subtenant of such notice there exits no default by Subtenant beyond the expiration of applicable notice and cure periods under this Sublease, either Sublandlord or Subtenant may exercise the rights granted to Sublandlord (as Tenant under the Overlease) under clauses (i) and (ii) of Article 10 of the Overlease; provided, further, that if Subtenant elects to not exercise any such rights and Sublandlord does elect to exercise such rights, Subtenant shall be released from any further obligations arising hereunder and this Sublease shall terminate and expire). Sublandlord shall promptly provide to Subtenant copies of all amendments and modifications of the Overlease to the extent same affects the rights or obligations of Subtenant.

                  D. (i) This Sublease is expressly made subject and subordinate to all of the terms and conditions of any Leasehold Mortgage (as hereinafter defined), provided, however, that such subordination is conditioned upon the holder of any such Leasehold Mortgage delivering to Subtenant a Nondisturbance Agreement (as hereinafter defined), in form reasonably satisfactory to such Leasehold Mortgagee, Sublandlord and Subtenant (but in any event subject to clause (iii) below). Sublandlord shall use its reasonable efforts to obtain from each holder of a mortgage of Sublandlord's interest in the Overlease (a "LEASEHOLD MORTGAGE") an agreement to the effect that, if there shall be a foreclosure of its Leasehold Mortgage, the holder of such Leasehold Mortgage will not make Subtenant a party defendant to such foreclosure, evict Subtenant, disturb Subtenant's possession under this Sublease, or terminate or disturb Subtenant's leasehold estate or rights hereunder, and will recognize Subtenant as the direct tenant of the holder of such Leasehold Mortgage on the same terms and conditions as are contained in this Sublease, subject to the provisions hereinafter set forth, provided no default shall have occurred and be continuing hereunder (any such agreement, or any agreement of similar import, from the holder of a Leasehold Mortgage being hereinafter referred to as a "NONDISTURBANCE AGREEMENT").

         (ii) Sublandlord shall have no liability to Subtenant for its failure to obtain any Nondisturbance Agreement referred to in subparagraph (i) above. Sublandlord's agreement to use reasonable efforts under this subparagraph D shall not impose any obligation upon Sublandlord (y) to incur any cost or expense or (z) to institute any legal or other proceeding in connection with obtaining such Nondisturbance Agreement.

         (iii) Any Nondisturbance Agreement may be made on the condition that the holder of the Leasehold Mortgage, or anyone claiming by, through or under such holder, including a purchaser at a foreclosure sale, shall not be:

                  (a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord) except to the extent such act or omission continues after the effective date of such transfer, or

                  (b) subject to any defense or offsets which Subtenant may have against any prior landlord (including, without limitation, the then defaulting Sublandlord), or


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                  (c) bound by any payment of Fixed Rent or additional rent
which tenant may have made to any prior landlord (including, without limitation, the then defaulting Sublandlord) more than thirty (30) days in advance of the date upon which such payment was due (except to the extent such payment is recovered by such successor to Sublandlord), or

                  (d) bound by any obligation to make any payment to or on behalf of Subtenant which was required to be made prior to the time such successor to Sublandlord succeeded to Sublandlord's interest, or

                  (e) bound by any obligation to perform any work or to make improvements to the Sublease Premises, or

                  (f) bound by any amendment or modification of this Sublease made without its consent, or

                  (g) bound to return Subtenant's security deposit, if any, until such deposit has come into its actual possession and Subtenant would be entitled to such security deposit pursuant to the terms of this Sublease.

         (iv)     If required by the holder of a Leasehold Mortgage, within ten
(10) business days after notice thereof, Subtenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement in the event of a foreclosure of such Leasehold Mortgage or the granting of a deed in lieu to attorn to such mortgagee or to any person acquiring the interest of Sublandlord in the Overlease as Subtenant's landlord hereunder. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such holder which do not increase Subtenant's monetary obligations under this Sublease, or increase Subtenant's non-monetary obligations under this Sublease in any material respect, or adversely affect or diminish Subtenant's rights in any material respect.

         6.       Electricity.

                  A. Subtenant shall, at its sole cost and expense, obtain directly from the public utility company furnishing electric service to the Building all electric energy used or to be used in the Sublease Premises. Sublandlord represents that it is currently obtaining electricity directly from Con Edison. Promptly following the Commencement Date, Sublandlord shall cooperate with Subtenant to cause the applicable Con Edison accounts currently existing in respect of the Sublease Premises to be assigned into Subtenant's name. Sublandlord shall not be liable or responsible to Subtenant for any loss, damage or expense which Subtenant may sustain or incur if (i) the supply of electric energy to the Sublease Premises is temporarily interrupted, or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Subtenant's requirements, except to the extent that the same was caused by the negligent or wrongful act of Sublandlord. Subtenant's use of electricity within the Sublease Premises shall never exceed the capacity of the then existing


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wires, feeders or other electrical equipment serving the Sublease Premises. In the event Subtenant is legally unable to obtain electric service directly from the utility company servicing the Sublease Premises, Sublandlord shall install sub-meters, at Subtenant's sole cost and expense, to measure Subtenant's consumption of electrical energy and use reasonable efforts to cause Overlandlord to supply electricity to the Sublease Premises. If Sublandlord does so, Subtenant shall pay to Sublandlord, as additional rent, within fifteen (15) days after demand, from time to time, but no more frequently than monthly, for its consumption and demand of electrical energy at the rate which Sublandlord pays to the utility serving the Building as evidenced by such submeter (plus all of Sublandlord's actual out of pocket costs in connection with the administration thereof). For the purpose hereof the rate to be paid by Subtenant in the event of sub-metering shall include any taxes or other charges in connection therewith. If any tax shall be imposed upon Sublandlord's receipts from the sale or resale of electrical energy to Subtenant, the pro rata share allocable to the electrical energy service received by Subtenant shall be passed on to, included in the bill of, and paid by Subtenant if and to the extent permitted by law. Where more than one meter measures the electricity supplied to Subtenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Subtenant expressly acknowledges that, in connection with the installation of the sub-meters, the electricity being furnished to the Sublease Premises may be temporarily interrupted. Sublandlord shall use reasonable efforts to minimize interference with the conduct of Subtenant's business in connection with such installation, but the foregoing shall not require Sublandlord to utilize premium or overtime labor in connection therewith. If following the installation of submeters, Sublandlord is prohibited from selling or reselling electrical energy to Subtenant, Sublandlord may, upon reasonable prior notice to Subtenant, if practicable, remove the submeters and Sublandlord shall have no further obligation to Subtenant in respect of electricity service.

                  B. Without limiting the terms of Subparagraph 4B, except as otherwise expressly provided in this Article 6, the terms of Article 4 of the Overlease (as amended by paragraph 2 of the First Amendment) shall be incorporated by reference in this Sublease as if fully stated herein. As incorporated herein, there shall be substituted in said Article 4 (i) Sublandlord for Overlandlord, (ii) Subtenant for Sublandlord and (iii) Sublease Premises for Premises.

         7. Occupancy Tax. If any commercial rent or occupancy tax shall be levied with regard to the Sublease Premises during the Term, Subtenant shall pay the same either to the taxing authority, or, if appropriate, to Sublandlord, as additional rent, not less than ten (10) days before the due date of each and every such tax payment. In the event that any such tax payment shall be made by Subtenant to Sublandlord, Sublandlord shall remit the amount of such payment to the taxing authority on Subtenant's behalf.

         8.       Non-Applicability of Certain Provisions of the Overlease.

                  The following provisions of the Overlease shall not be incorporated in this Sublease by reference: the Lease Summary Sheet, Articles 1(a), 2, 3(a), 3(b), 3(c), 3(d),


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3(i), the first three (3) lines of Section 5(a) up and until the word "Tenant"
appearing on such line, 18, 19, 23, 24(a), and 24(b).

         9.       Assignment and Subletting.

                  A. Prohibition Without Consent. Subtenant may, without Sublandlord's consent, but subject to the terms of this Article 9 and to Overlandlord's consent in accordance with the Overlease, assign, mortgage, pledge, encumber or otherwise transfer this Sublease, or sublet the Sublease Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), provided that as of the effective date of such proposed assignment or subletting Subtenant is not in default of any of Subtenant's obligations under this Sublease (after notice and expiration of applicable grace periods). If this Sublease be assigned, or if the Sublease Premises or any part thereof be underlet or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Fixed Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as Subtenant, or a release of Subtenant from the further performance by Subtenant of covenants on the part of Subtenant herein contained. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Overlandlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 9 shall be void.

                  B. Notice of Proposed Transfer.

                           1. If Subtenant shall at any time or times during the
Term desire to assign this Sublease or sublet all or part of the Sublease Premises, Subtenant shall give notice thereof to Sublandlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than forty-five (45) nor more than one hundred and twenty (120) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Sublease Premises, (iii) an agreement by Subtenant to indemnify Sublandlord against liability resulting from any claims that may be made against Sublandlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, except for any liability arising from Sublandlord's negligence or willful misconduct, and (iv) in the case of a sublease, such additional information related to the proposed subtenant as Overlandlord shall reasonably request, if any.

                           2. As a condition to any assignment or sublease,
Sublandlord must obtain Overlandlord's consent in accordance with the provisions of Article 18 of the Overlease. Sublandlord agrees to deliver to Overlandlord copies of all information provided by Subtenant


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in connection with any proposed assignment or sublease within 2 Business Days after receipt of same from Subtenant. Sublandlord further agrees to provide Subtenant with any requests for additional information or other communications from Overlandlord immediately upon receipt of same.

                  C. Conditions.

         Each subletting pursuant to this subsection C of this Article 9 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease. Notwithstanding any assignment or subletting to any subtenant and/or acceptance of Fixed Rent or additional rent by Sublandlord from any subtenant, Subtenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Sublease on the part of Subtenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Sublease shall be deemed to be a violation by Subtenant. Subtenant further agrees that notwithstanding any such subletting, no other and further subletting of the Sublease Premises by Subtenant or any person claiming through or under Subtenant shall or will be made except upon compliance with and subject to the provisions of this Article 9.

                  D. Sublease Provisions. With respect to each and every sublease or subletting authorized by Sublandlord under the provisions of this Sublease, it is further agreed that:

                           (i) No subletting shall be for a term ending later
than one (1) day prior to the Expiration Date of this Sublease;

                           (ii) No sublease shall be effective, and no subtenant
shall take possession of the Sublease Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Sublandlord;

                           (iii) Each sublease shall provide that it is subject
and subordinate to this Sublease and to the matters to which this Sublease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Sublandlord under this Sublease Sublandlord may, at its option, take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord's option, attorn to Sublandlord pursuant to the then executory provisions of such sublease, except that Sublandlord shall not (a) be liable for any previous act or omission of Subtenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Subtenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Fixed Rent, except to the extent received by Sublandlord. The provisions of this
Article 9 shall be self-operative and no further instrument shall be required to give effect to this provision.

                  E. Other Transfers. (i) If Subtenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 9 shall apply to a transfer (by one or more transfers) of a majority of the stock of Subtenant as if such transfer of a majority of the stock of Subtenant were an assignment of this Sublease; but said provisions shall not apply to transactions with a corporation into or with which Subtenant is merged or consolidated or to which substantially all of Subtenant's assets are transferred, provided that in any of such events (a) the successor to Subtenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Subtenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Subtenant herein named on the date of this Sublease and
(b) proof satisfactory to Sublandlord of such net worth shall have been delivered to Sublandlord at least ten (10) days prior to the effective date of any such transaction.

                           (ii) If Subtenant is a partnership, the provisions of
subsection A of this Article 9 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Sublease.

                           (iii) If Subtenant is a subdivision, authority, body,
agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 9 shall apply to a transfer (or one or more transfers) of any of Subtenant's rights to use and occupy the Sublease Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Sublease; but said provisions shall not apply to a transfer of any of Subtenant's rights in and to the Sublease Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Subtenant, provided that in any of such events the successor Governmental Entity shall utilize the Sublease Premises in a manner substantially similar to Subtenant.

                  F. Assumption by Assignee. Any assignment or transfer, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Sublandlord an agreement in form and substance reasonably satisfactory to Sublandlord whereby the assignee shall assume the obligations of this Sublease on the part of Subtenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 9 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Subtenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of Fixed Rent and/or additional rent by Sublandlord from an assignee, transferee or any other party, the original named Subtenant shall remain fully liable for the payment of the Fixed Rent and additional rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

                  G. Liability of Subtenant. The joint and several liability of Subtenant and any immediate or remote successor in interest of Subtenant and the due performance of the obligations of this Sublease on Subtenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Sublandlord extending the time, or modifying any of the obligations, of this Sublease, or by any waiver or failure of Sublandlord to enforce any of the obligations of this Sublease.

                  H. Re-entry by Sublandlord. If Sublandlord shall recover or come into possession of the Sublease Premises before the date herein fixed for the termination of this Sublease, Sublandlord shall have the right, at its option, to take over any and all subleases or sublettings of the Sublease Premises or any part thereof made by Subtenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Subtenant hereby expressly assigns and transfers to Sublandlord such of the subleases and sublettings as Sublandlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Sublease or re-entry by Sublandlord hereunder or if Sublandlord shall otherwise succeed to Subtenant's estate in the Sublease Premises, at which time Subtenant shall upon request of Sublandlord, execute, acknowledge and deliver to Sublandlord such further instruments of assignment and transfer as may be necessary to vest in Sublandlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Sublease or re-entry by Sublandlord hereunder of or if Sublandlord shall otherwise succeed to Subtenant's estate in the Sublease Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Sublandlord's election, such subtenant shall be bound to Sublandlord for the balance of the term of such sublease and shall attorn to and recognize Sublandlord, as its Sublandlord, under all of the then executory terms of such sublease, except that Sublandlord shall not (i) be liable for any previous act, omission or negligence of Subtenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Subtenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month's Fixed Rent and additional rent which shall be payable as provided in the sublease,
(iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Sublandlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Sublandlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Sublandlord's obligations under this Sublease, and the subtenant shall execute and deliver to Sublandlord any instruments Sublandlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Subtenant shall be deemed automatically upon and as a condition of occupying or using the Sublease Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 9.

         10.      Insurance.

                  A. Subtenant shall, with respect to the Sublease Premises, obtain at its own expense and keep in full force and effect during the Term, each and every policy of insurance required to be carried by the lessee pursuant to Article 9 of the Overlease (including, without limitation, any increase in coverage which may be required by Overlandlord pursuant to the terms thereof) under which Subtenant is named as the insured, and Overlandlord, Sublandlord, Sublandlord's asset manager (Savanna Asset Management LLC or any successor thereto), the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Sublandlord from time to time, are named as additional insureds.

                  B. Notwithstanding anything to the contrary contained in
Article 9 of the Overlease, and notwithstanding the limits of insurance specified in this Paragraph 10, Subtenant agrees to defend, indemnify and hold harmless Sublandlord, and the agents, partners, shareholders, directors, officers and employees of Sublandlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in this Paragraph 10 and Article 9 of Overlease. Such indemnification shall operate whether or not Subtenant has placed and maintained the insurance specified in this Paragraph 10, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Subtenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Sublandlord from one or more of said insurance companies by reason of injury or damage to or loss sustained on the Sublease Premises.

                  C. Subtenant hereby agrees to indemnify, hold harmless and defend Sublandlord, its officers, directors, employees, agents and contractors (the "Sublandlord Parties") from and against any and all claims, damages, liabilities, costs and expenses (including, but not limited to, attorneys' fees and disbursements) arising as a result of (i) any breach by Subtenant of any of the representations, warranties, covenants and agreements of Subtenant under this Sublease, or (ii) the conduct of business in or management of the Sublease Premises during the Term or while Subtenant is in possession of or otherwise occupies all or any pat of the Sublease Premises, or (iii) any work or thing whatsoever done or any condition created in or about the Sublease Premises during the Term or while Subtenant is in possession of or otherwise occupies all or any part of the Sublease Premises, or (iv) any negligent or willful act or omission of Subtenant or of any licensee or invitee or other occupant of, or person present at, the Sublease Premises or of any employee, agent or contractor of any of the foregoing during the Term or while Subtenant is in possession of or otherwise occupies all or any part of the Sublease Premises. Notwithstanding the foregoing, Subtenant shall not indemnify the Sublandlord Parties against any negligence or willful misconduct of any of the Sublandlord Parties.

                  D. Each of Subtenant and Sublandlord shall procure an appropriate clause in or endorsement to any property insurance covering the Premises demised under the

Overlease, the Sublease Premises and any personal property, fixtures, and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Sublandlord and Subtenant agree not to make any claim against, or to seek to recover from, the other, for any loss or damage to its property or the property of others resulting from fire and other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver or subrogation or waiver of right of recovery.

         11. Brokerage. Subtenant represents and warrants to Sublandlord, and Sublandlord represents and warrants to Subtenant, that no broker, other than Spaceworks Real Estate Services, Inc. and Outer Boro Brokerage, Inc. (collectively, the "BROKER"), was instrumental in consummating this Sublease, and that no conversations or prior negotiations were had with any broker other than the Broker concerning the subletting of the Sublease Premises. Subtenant shall indemnify and hold Sublandlord harmless from and against, and Sublandlord shall indemnify and hold Subtenant harmless from and against, any claims for brokerage commissions or similar fees claimed by any person or entity other than the Broker and any and all other claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of or in connection with the breach of the foregoing representations and warranties, respectively. A commission in respect of this Sublease shall be paid to Broker by Sublandlord pursuant to separate agreement.

         12. Assignment of the Overlease. The term "Sublandlord" as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord's interest in the Overlease is assigned, Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

         13. Notices and Cure Periods; Default and Remedies.

                  A. All notices hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand, national overnight courier or mailed by certified or registered mail, return receipt requested, to the addresses set forth below:

         If to Sublandlord:

         325 Spring Street LLC
         c/o Savanna Partners
         80 Fifth Avenue
         New York, New York
         Attn: Christopher Schlank
with a copy to:

         Solomon and Weinberg LLP
         685 Third Avenue
         New York, New York 10017
         Attn: Jay Stark, Esq.

         If to Subtenant:

         ImClone Systems Incorporated
         180 Varick Street
         New York, New York
         Attn: John B. Landes, General Counsel

with a copy to:

         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, New York 10022
         Attn: Laurie F. Golub, Esq.

                  B. By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party's notices are thereafter to be addressed.

                  C. The effective date of any notice shall be the date such notice is delivered (if by hand or by national overnight courier) or three (3) days after the date of mailing thereof.

                  D. In connection with the incorporation by reference of notice and other time limit provisions of the Overlease into this Sublease (and except with respect to actions to be taken by Subtenant for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease), the time limits provided in the Overlease for the giving or making of any notice by the tenant thereunder to Overlandlord, the holder of any mortgage, the lessor under any ground or underlying lease or any other party, or for the performance of any act, condition or covenant or the curing of any default by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Sublease, by shortening the same in each instance: (i) to fifty (50) calendar days with respect to all such periods of sixty (60) or more calendar or business days, (ii) to twenty (20) calendar days with respect to all such periods of thirty (30) or more calendar or business days but less than sixty
(60) calendar or business days, (iii) to fifteen (15) calendar days with respect to all such periods of twenty (20) or more calendar or business days but less than thirty (30) calendar or business days, (iv) to seven (7) calendar days with respect to all such periods of ten (10) or more calendar or business days but less than twenty (20) calendar or business days, and (v) to three (3) business days with respect to all such periods of five (5) or more calendar or business days but less than ten (10) calendar or business days; but in any and all events to a time limit enabling Sublandlord to give any notice, perform any act, condition or covenant, cure any default, and/or exercise any option within the time limit relating thereto as contained in the Overlease. Subtenant shall, immediately upon receipt thereof, notify Sublandlord of any notice served by Overlandlord upon Subtenant under any of the provisions of the Overlease or with reference to the Sublease Premises. Sublandlord shall, immediately upon receipt thereof, notify Subtenant of any notice of default served by Overlandlord upon Sublandlord under any of the provisions of the Overlease or with reference to the Sublease Premises. Subtenant shall immediately furnish notice to Sublandlord of any action taken by Subtenant to cure any default under, or comply with any request or demand made by Overlandlord and/or Sublandlord in connection with the Overlease (pertaining to the Sublease Premises) or this Sublease.

                  E. Article 14 of the Overlease as incorporated herein by reference is hereby modified (i) by the words "five (5) days" appearing in subsection (a) thereof being deleted and the words "three (3) business days" being inserted in lieu thereof; (ii) by the words "twenty (20) days" appearing in subsection (a) thereof being deleted and the words "fifteen (15) days" being inserted in lieu thereof; (iii) by the words "thirty (30) days" appearing in subsection (j) thereof being deleted and the words "twenty (20) days" being inserted in lieu thereof; and (iv) by the words "ninety (90) days" appearing in subsection (j) thereof being deleted and the words "eighty (80) days" being inserted in lieu thereof.

                  F. (i) If this Sublease shall be terminated under the provisions of Article 15 of the Overlease as incorporated herein:

                           (a) Subtenant shall quit and peacefully surrender the
Sublease Premises to Sublandlord, and Sublandlord and its agents may immediately, or at any time after such termination or after the date upon which this Sublease and the Term shall expire and come to an end, re-enter the Sublease Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages thereof or), and may repossess the Sublease Premises and dispossess Subtenant and any other persons from the Sublease Premises and remove any and all of their property and effects from the Sublease Premises; and

                           (b) Sublandlord, at Sublandlord's option, may relet
the whole or any part or parts of the Sublease Premises from time to time, either in the name of Sublandlord or otherwise, to such subtenant or subtenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Sublandlord, in its sole discretion, may determine; provided, however, that Sublandlord shall have no obligation to relet the Sublease Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Sublease Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Subtenant of any liability under this Sublease or otherwise affect any such liability, and Sublandlord, at Sublandlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Sublease Premises as Sublandlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Subtenant of any liability under this Sublease or otherwise affecting any such liability.

                           (ii) Subtenant hereby waives the service of any
notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Subtenant, on its own behalf and on behalf of all persons claiming through or under Subtenant, including all creditors, does further hereby waive any and all rights which Subtenant and all such persons might otherwise have under any present or future law to redeem the Sublease Premises, or to re-enter or repossess the Sublease Premises, or to restore the operation of this Sublease, after (a) Subtenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Sublandlord, or (c) any expiration or termination of this Sublease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words "reenter," re-entry" and "re-entered" as used in this Sublease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Subtenant, or any persons claiming through or under Subtenant, of any term, covenant or condition of this Sublease, Sublandlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Sublease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Sublandlord from invoking any other remedy allowed at law or in equity.

                           (iii) If this Sublease and the Term shall expire and
come to an end as provided in Article 15 of the Overlease as incorporated herein or in this Subparagraph 13F, or by or under any summary proceeding or any other action or proceeding, or if Sublandlord shall re-enter the Sublease Premises as provided in said Article 15 as incorporated herein or this Subparagraph 13F, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                                    (a) Subtenant shall pay to Sublandlord all
rent (including additional rent) and other items payable under this Sublease by Subtenant to Sublandlord to the date upon which this Sublease and the Term shall have expired and come to an end or to the date of re-entry upon the Sublease Premises by Sublandlord, as the case may be;

                                    (b) Subtenant also shall be liable for and
shall pay to Sublandlord, as damages, any deficiency (referred to as "DEFICIENCY") between the rent (including additional rent) for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (a) of sub-subparagraph 13F(i) hereof for any part of such period (first deducting from the rents collected under any such reletting all of

Sublandlord's expenses in connection with the termination of this Sublease, Sublandlord's reentry upon the Sublease Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Sublease Premises for such reletting); any such Deficiency shall be paid in monthly installments by Subtenant on the days and in the manner specified in this Sublease for payment of monthly installments of Fixed Rent, Sublandlord shall be entitled to recover from Subtenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Sublandlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                                    (c) whether or not Sublandlord shall have
collected any monthly Deficiency as aforesaid, Sublandlord shall be entitled to recover from Subtenant, and Subtenant shall pay to Sublandlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the rent (including additional rent) for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Sublease Premises for the same period, both discounted to present worth at the 4% per annum, less the aggregate amount of Deficiencies theretofore collected by Sublandlord pursuant to the provisions of clause (b) of sub-subparagraph 13 F(iii) hereof for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Sublease Premises, or any part thereof, shall have been relet by Sublandlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Sublease Premises so relet during the term of the reletting.

                           (iv) If the Sublease Premises, or any part thereof,
shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of sub-subparagraph 13F(iii) hereof. Subtenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the fixed annual rent reserved in this Sublease.

         14. Binding Effect. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns (to the extent permitted hereunder).

         15. Condition of the Sublease Premises.

                  A. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease. Subtenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition on the date hereof and Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy.

                  B. Subtenant acknowledges and agrees that any and all alterations, installations, renovations or other items of work necessary to prepare the Sublease Premises for Subtenant's initial occupancy ("Subtenant's Work") shall be performed by Subtenant (subject to the applicable provisions of the Overlease), at Subtenant's sole cost and expense.

         16. At End of Term.

         Upon the expiration or sooner termination of the Term, Subtenant shall vacate and surrender the Sublease Premises in broom clean condition, in good order and condition and otherwise in accordance with Article 8 of the Overlease (or any other condition expressly consented to in writing by Overlandlord if different than the express provisions of Article 8 of the Overlease).

         17. Intentionally Reserved.

         18. Miscellaneous.

                  A. This Sublease is made in the State of New York and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular. This Sublease shall not be binding upon Sublandlord for any purpose whatsoever unless and until Sublandlord has delivered to Subtenant a fully executed duplicate original hereof. The captions appearing in this Sublease have been inserted for convenience only and shall not control or affect or be deemed part of this Sublease or control or affect the meaning or construction of any of the terms, conditions or provisions hereof.

                  B. Tenant Access. Subject to the terms of the Overlease and the terms of this Sublease, Subtenant shall have access to the Sublease Premises twenty-four (24) hours per day, seven (7) days per week.

                  C. HVAC Placement. Subject to the express prior written consent of Overlandlord, Subtenant shall have the non-exclusive right to install, inspect, adjust and maintain HVAC equipment (the "EQUIPMENT") (or such other type of Equipment as may be reasonably approved by Overlandlord) on the Building rooftop at Subtenant's sole risk, cost and expense (said right is hereinafter referred to as "SUBTENANT'S HVAC Right") provided said Equipment does not involve any penetration of the roof surface and such installation is otherwise, in all respects, satisfactory to, Overlandlord and its roofing contractor. The dimensions and performance characteristics of said Equipment shall be subject to Overlandlord's approval, in Overlandlord's sole and absolute discretion. Sublandlord hereby assigns and conveys to Subtenant, for so long as this Sublease is in full force and effect, all of Sublandlord's rights under the Overlease in respect of the Building rooftop (including without limitation, the right to place signage thereon), if any.

                  (a) Roof Access. Sublandlord and Subtenant agree that Subtenant's HVAC Right will necessitate that Subtenant have access to the rooftop of the Building. To the extent that Subtenant's HVAC Right expands the area of the Building to which Subtenant has access (the "new access areas"), then Sublandlord and Subtenant agree that any and all provisions of the Sublease that apply to the Sublease Premises, shall also apply to new access areas, except as modified herein and except to the extent that said Sublease provisions place any additional responsibilities on the Sublandlord with respect to the new access areas. The precise location of the Equipment shall be subject to the approval of Overlandlord in accordance with Articles 6 and 7 of the Overlease.

                  (b) Subtenant's Obligations.

                           (i) Increase in Sublandlord's Insurance Cost. If the
rate of any insurance carried by Sublandlord is increased as a result of the exercise of Subtenant's HVAC Right, then Subtenant will pay to Sublandlord, as additional rent, not later than thirty (30) days before the date Sublandlord is obligated to pay a premium on the insurance or within ten (10) days after Sublandlord delivers to Subtenant a certified statement from Sublandlord's insurance carrier stating that the rate increase was caused by Subtenant's HVAC Right, whichever date is later, a sum equal to the difference between the original premium and the increased premium resulting solely from the installation of the Equipment.

                           (ii) Rooftop Access. Sublandlord has not made any
representations or promises pertaining to physical condition of the Building's rooftop or its suitability for the installation and maintenance of the Equipment. Subtenant, for the purpose of this Sublease and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition.

                           (iii) Insurance. Subtenant will, at all times during
the term of this Sublease, and at its cost and expense, ensure that the insurance policies to be maintained by Subtenant under Section 10 hereof are properly endorsed to reflect the Equipment and Subtenant's HVAC Right. Subtenant agrees to pay the premiums therefor and to deliver copies of said policies and/or endorsements thereto to Sublandlord on the first day of the term of this Sublease, and the failure of Subtenant to either obtain said insurance or deliver copies of said policies or certificates thereof to Sublandlord shall be a default under this Sublease.

                           (iv) Indemnity. Subtenant shall and hereby does
indemnify and hold harmless the Sublandlord against and from any and all claims arising from the Subtenant's use of the new access areas and Subtenant's installation, inspection, adjustment and maintenance of the Equipment. Subtenant assumes all risk of damage to property or injury to persons, in, upon or about the new access areas as a result of Subtenant's installation, inspection, adjustment and maintenance of the Equipment, except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees or contractors.

                           (v) Default. Subtenant's HVAC Right shall terminate
in the event this Sublease terminates.

                           D. Deliveries. Subject to the consent of
Overlandlord, Subtenant shall have the right to use Overlandlord's ramp to access the third (3rd) floor of the Sublease Premises throughout the Term to make regularly scheduled deliveries to the Sublease Premises.

                           E. Parking. Sublandlord hereby assigns to Subtenant,
to the extent assignable, and Subtenant hereby assumes from Sublandlord, Sublandlord's rights and obligations arising under and pursuant to Article 23 of the Overlease including, without limitation, the indemnity set forth in the penultimate sentence of Article 23 of the Overlease (pursuant to which Sublandlord shall also be indemnified against and held harmless by Subtenant). Sublandlord shall have no liability whatsoever for Overlandlord's failure to provide the Parking Spaces (as defined in the Overlease), except if due to the negligence or willful misconduct of Sublandlord.

         19. Valid Authority. Subtenant and Sublandlord each hereby represents and warrants to the other that:

                           (i) Sublandlord and Subtenant, respectively, is duly
organized, validly existing and in good standing under the laws of the State of Delaware, and has the full right and authority to enter into this Sublease; and

                           (ii) The execution, delivery and performance of this
Sublease by Sublandlord and Subtenant, respectively: (a) has been duly authorized, (b) does not conflict with any provisions of any instrument to which Sublandlord and Subtenant, respectively, is a party or by which Sublandlord or Subtenant, respectively, is bound, and (c) constitutes a valid, legal and binding obligation of Sublandlord and Subtenant, respectively.

         20. Failure to Give Possession. If Sublandlord is unable to give possession of the Sublease Premises to Subtenant on the Commencement Date, because of any reason, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Sublease, but the Fixed Rent shall be abated (provided that Subtenant is not responsible for the inability to obtain possession) until Sublandlord shall have delivered possession of the Sublease Premises to Subtenant. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223 a of the New York Real Property Law.

         21. Consent of Overlandlord under the Overlease. This Sublease shall have no effect (and the Commencement Date shall not be deemed to have occurred) until Overlandlord shall have given its written consent hereto in accordance with the terms of the Overlease. If Overlandlord does not give its consent to this Sublease for any reason whatsoever other than Subtenant's failure to provide information requested by Overlandlord, within ten (10) days after the date hereof, then either party may elect to cancel this Sublease by giving notice to the other party after the expiration of said 10-day period, but prior to the giving of said consent by Overlandlord to this Sublease. Subtenant acknowledges that Subtenant will be required to execute and deliver such consent as a condition precedent to the execution thereof by Overlandlord. Subtenant agrees that Subtenant shall promptly execute and deliver to Sublandlord Overlandlord's consent to this Sublease, provided (a) such consent is in the form more particularly set forth on SCHEDULE 2 attached hereto and made a part hereof (the "SUBLEASE CONSENT"), and (b) contemporaneously therewith or prior thereto, Overlandlord shall execute and deliver to Sublandlord and Subtenant an estoppel certificate in the form more particularly set forth on Schedule 3 attached hereto and made a part hereof (the "LANDLORD ESTOPPEL"). Subtenant's execution of such consent shall be deemed to be Subtenant's acceptance of the resolution of such matters and Subtenant shall not, after executing such consent, have the right to terminate this Sublease based on any allegations that such matters have not been consented to by Overlandlord. If either party shall have given notice of cancellation to the other party (in accordance with the provisions of this Paragraph 21), then: (i) neither Sublandlord nor Subtenant shall be obligated to take any further action to obtain such consent, (ii) Sublandlord shall refund to Subtenant the installment of Fixed Rent paid by Subtenant at the execution of this Sublease, and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other. It is expressly agreed that Overlandlord's delivery of the Sublease Consent and Landlord Estoppel shall be a condition to Subtenant's obligations hereunder.

         22. Renewal Options. The terms and provisions of Articles 26 and 27 of the Overlease are hereby incorporated herein by reference, mutatis mutandis, except that (a) the Fixed Rent payable by Subtenant for each of the First Extension Term (as defined in the Overlease) and the Second Extension Term (as defined in the Overlease), respectively, shall be equal to ninety-five (95%) percent of the Fair Market Rent (as defined in the Overlease) and (b) Subtenant's Renewal Option shall be effective only if Sublandlord has effectively exercised Sublandlord's Renewal Option pursuant to Article 26 of the Overlease, it being understood and agreed that Sublandlord shall (y) promptly and timely exercise Sublandlord's Renewal Option pursuant to Article 26 of the Overlease promptly after the exercise by Subtenant of its option under this Paragraph 22, and (z) shall have no obligation to exercise Sublandlord's Renewal Option, nor shall Subtenant have the renewal option contemplated by this Paragraph 22 if either (1) at the time of the giving of the First Extension Notice (as defined in the Overlease) or the Second Extension Notice (as defined in the Overlease), as the case may be, or at the time of the First Extension Term or the Second Extension Term, as the case may be, there exists a default by Subtenant under this Sublease beyond the expiration of the applicable notice and cure periods or (2) the First Extension Notice is delivered by Subtenant to Sublandlord on or after April 16, 2022, or the Second Extension Notice is delivered by Subtenant to Sublandlord on or after April 16, 2027, as the case may be."

         23. Right of First Offer. In the event Sublandlord intends to sublease the portion of the premises demised to Sublandlord under the Overlease which does not constitute the Sublease Premises (the "NON-SUBLEASE PREMISES"), and provided Sublandlord intends to sublease the Non-Sublease Premises for non-retail use only, Sublandlord shall notify Subtenant in writing (a "ROFO NOTICE") of such intention. If Sublandlord and Subtenant have not entered into a term sheet for the subleasing by Subtenant of the Non-Sublease Premises within fifteen (15) days of the receipt by Subtenant of such ROFO Notice, Time Being of the Essence, Subtenant's rights with respect to the Non-Sublease Premises shall be null and void, and Sublandlord shall have the right to enter into a transaction in respect of the Non-Sublease Premises with any party and on any terms as Sublandlord shall elect in its sole discretion. Upon delivery by Sublandlord to Subtenant of a ROFO Notice, Sublandlord and Subtenant shall endeavor to negotiate the aforementioned term sheet within such fifteen (15) day period in good faith.

         24. Cooperation. Sublandlord, as lessee of the Non-Sublease Premises and in respect thereof, and Subtenant, in respect of the Sublease Premises, shall each use commercially reasonable efforts to minimize interference with the other party's use of its respective demised premises. Without limiting the foregoing, (a) if Subtenant shall, in connection with any alterations, repairs, renovations or other work to be performed to the Sublease Premises, cause to be installed any scaffolding or other structure to be located on the sidewalk in front of or adjacent to the Non-Sublease Premises, such scaffolding or other structure shall be not less than fourteen (14) feet in height (unless otherwise required by law or to preserve the safety of individuals or property), (b) notwithstanding anything to the contrary contained in Article 18(C) of this Sublease, Sublandlord shall be permitted to keep in place the three (3) condenser units (two (2) on the roof of the Building and one (1) on the roof of the elevator control room) heretofore installed by Sublandlord on the Building and install a kitchen exhaust blower on the roof of the elevator control room (collectively, the "SUBLANDLORD EQUIPMENT"), and to access the Sublandlord Equipment during the Term (to maintain, repair and replace same), provided that,
(i) Sublandlord shall exercise due care in maintaining, repairing and replacing same and shall be responsible for repairing any damage caused by Sublandlord in connection therewith, and (ii) in the event Subtenant constructs, during the Term, additional floor(s) on the Building, Sublandlord shall, at Sublandlord's expense, have the right to relocate the Sublandlord Equipment to the new roof on the Building, in such place and manner as Sublandlord and Subtenant in good faith mutually agree (provided that Subtenant shall not be liable to Sublandlord for any loss, cost, damage or expense incurred in connection with the removal of such Sublandlord Equipment in connection with any construction on the roof), and
(iii) in the event Subtenant reasonably determines that the Sublandlord Equipment must be relocated because it unreasonably interferes with the use and occupancy of the Sublease Premises by Subtenant, Sublandlord shall, at Sublandlord's expense, relocate such Sublandlord Equipment to a location upon which Sublandlord and Subtenant in good faith mutually agree, (c) during the Term, the door in the Non-Sublease Premises which opens into the lobby of the Building shall remain and be used only as a means of egress from the Non-Sublease Premises during an emergency, and (d) the elevator located in the Sublease Premises which descends to the basement of the Building may be used by handicapped employees of the lessee of the Non-Sublease Premises, on a non-exclusive basis, for the purpose of accessing the basement of the Building.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

                                          SUBLANDLORD:

                                          325 SPRING STREET LLC,
                                            a Delaware limited liability company

                                          By: 325 Savanna LLC

                                          By:  /s/ ILLEGIBLE
                                              ------------------------------
                                               Name: Illegible
                                               Title: Member

                                          SUBTENANT:

                                          IMCLONE SYSTEMS INCORPORATED

                                          By:  /s/ JOHN B. LANDES
                                              ------------------------------
                                               Name: John B. Landes
                                               Title: Senior Vice President


                                          ILLEGIBLE
                                          ----------------------------------
                                          Subtenant's Tax I.D. #

                                   SCHEDULE 1

                                   Fixed Rent

For purposes hereof, "Lease Year" shall mean (i) with respect to Lease Year 1, the period commencing on the Commencement Date through and including April 30, 2002, and (ii) with respect to each succeeding Lease Year, each period of twelve
(12) months commencing on May 1, and each succeeding May 1 thereafter, and ending on the day preceding the anniversary thereof (for example, Lease Year 2 is the period from May 1, 2002 through April 30, 2003, Lease Year 3 is the period from May 1, 2003 through April 30, 2004, etc.).

Lease Year 1:  $  350,000.00  ($50,000.00/mo.)
Lease Year 2:  $  600,000.00  ($50,000.00/mo.)
Lease Year 3:  $2,082,000.00 ($173,500.00/mo.)
Lease Year 4:  $2,085,000.00 ($173,750.00/mo.)
Lease Year 5:  $2,090,000.00 ($174,166.66/mo.)
Lease Year 6:  $2,255,000.00 ($187,916.66/mo.)
Lease Year 7:  $2,275,000.00 ($189,583.33/mo.)
Lease Year 8:  $2,290,000.00 ($190,833.33/mo.)
Lease Year 9:  $2,340,000.00 ($195,000.00/mo.)
Lease Year 10: $2,350,000.00 ($195,833.33/mo.)
Lease Year 11: $2,380,000.00 ($198,333.33/mo.)
Lease Year 12: $2,580,000.00 ($215,000.00/mo.)
Lease Year 13: $2,631,000.00 ($219,250.00/mo.)
Lease Year 14: $2,700,000.00 ($225,000.00/mo.)
Lease Year 15: $2,725,000.00 ($227,083.33/mo.)
Lease Year 16: $2,727,000.00 ($227,250.00/mo.)
Lease Year 17: $2,730,000.00 ($227,500.00/mo.)
Lease Year 18: $2,735,000.00 ($227,916.66/mo.)
Lease Year 19: $2,780,000.00 ($231,666.66/mo.)
Lease Year 20: $2,785,000.00 ($232,083.33/mo.)
Lease Year 21: $2,790,000.00 ($232,500.00/mo.)
Lease Year 22: $2,795,000.00 ($232,916.66/mo.)

                                   SCHEDULE 2

                                Sublease Consent

                              CONSENT TO SUBLEASE

         CONSENT TO SUBLEASE AGREEMENT (this "Consent") made as of October 5, 2001, by and among UNITED PARCEL SERVICE, INC, a New York corporation, having an office and place of business at 643 West 43rd Street, New York, New York, 10036, as owner ("Owner"), 325 SPRING STREET LLC, a Delaware limited liability company, having an office and place of business at, c/o Savanna Partners, 80 Fifth Avenue, New York, New York 10011 (as assignee of SenseNet, Inc., "Tenant"), as tenant, under a certain agreement of lease, dated as of May 8, 2000, by and between Owner and Tenant (as amended by that certain First Amendment of Lease, dated as of November 1, 2000 and as further amended by that certain Second Amendment of Lease, dated as of October 4, 2001, the Lease"), pursuant to which Tenant has leased the certain premises (the "Demised Premises") in the building (the "Building") known as 325 Spring Street, New York, New York, as more particularly described in the Lease, and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation, having an office and place of business at 180 Varick Street, New York, New York ("Subtenant").

         Pursuant to the terms of a Sublease, dated as of October 5, 2001 (the "Sublease"), a true and complete copy of which Tenant and Subtenant each represent is attached hereto as Exhibit A and made a part hereof, Tenant has subleased to Subtenant a portion of the Demised Premises more particularly described in Sublease (the "Sublease Space").

         Owner hereby consents to the subletting by Tenant to Subtenant of the Sublease Space, such consent being subject to and upon the following terms and conditions, to each of which Owner, Tenant and Subtenant expressly agree:

         1. Except as expressly provided herein to the contrary, nothing herein or in the Sublease contained shall:

                  (a) operate as a consent to or approval by Owner of any of the terms, covenants or conditions of the Sublease, and Owner shall not be bound thereby, except as provided herein;

                  (b) be construed to modify, waive or affect: (i) any of the provisions, covenants or conditions contained in the Lease; (ii) any of Tenant's obligations under the Lease, or to waive any breach thereof, or (iii) any rights of Owner under the Lease (except insofar as they are modified by the provisions of this Consent and/or in connection with the Sublease);

                  (c) be construed to enlarge or increase Owner's obligations under the Lease, to establish Subtenant as a party entitled to the performance or benefit of any of such obligations, or to confer upon Subtenant any benefits or legal rights under the Lease; or

                  (d) operate as a consent to or approval by Owner of any alteration, modification, improvement or renovation of the Sublease Space or any part thereof to accommodate Subtenant or otherwise (and Subtenant covenants not to make any alteration, modification, improvement or renovation therein except in accordance with, and subject to, the provisions of the Lease and this Consent).

         2. This consent is not assignable.

         3. In order to induce Owner to execute and deliver this consent, Tenant agrees to pay or cause to be paid to Owner, as additional rent under the Lease, an amount equal to One Million Dollars ($1,000,000) in lieu of a share of any rent and/or other consideration paid by Subtenant to Tenant, and the effectiveness of this Consent is contingent upon receipt of such funds. Owner shall acknowledge receipt of such funds as and when received.

         4. The Sublease shall be subject and subordinate at all times to the Lease and all of the provisions, covenants and conditions thereof. If there shall be a conflict between the provisions of the Lease and the Sublease, the provisions of the Lease (as modified by the provisions of this Consent) shall prevail.

         5. Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability under the Lease, and Tenant shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Lease on the part of Tenant to be performed and observed. Any breach or violation of any provision of the Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

         6. Except as expressly provided in Paragraph 8 hereof or the Lease to the contrary (i) this consent by Owner shall not be construed as a consent by Owner to any further subletting either by Tenant or Subtenant and (ii) the Sublease may not be assigned, amended, modified, renewed or extended, nor shall the Demised Premises, or any part thereof, be further sublet, used by others or licensed as desk space, without the prior written consent of Owner in each instance. Any violation of the provisions of the immediately preceding sentence by Tenant or Subtenant shall be a default under the Lease. Subtenant shall procure all insurance coverage contemplated by the Lease and the Sublease and shall include Owner and Owner's managing agent for the Building, if applicable, as additional insureds thereunder.

         7. Except as otherwise specifically provided below in this Consent, upon the expiration or any earlier termination of the term of the Lease, or in case of the surrender of the Lease by Tenant to Owner, the Sublease and its term shall expire and come to an end as of the effective date of such expiration or termination, and Subtenant shall vacate the Sublease Space on or before such date. Notwithstanding the foregoing, if the Lease shall expire or terminate during the term of the Sublease for any reason (including any recapture by Owner) other than (A) condemnation or destruction by fire or other casualty (subject to Section 10(d) of the Lease, (B) as a result of any default or breach by Subtenant of the terms of the Sublease, the Lease or this Consent beyond any applicable notice and cure period, or (C) both Tenant and Subtenant voluntarily surrendering the Lease and Sublease to Owner during the term of the Sublease, then without any additional or further agreement of any kind on the part of Owner or Subtenant, effective as of such expiration or termination date and notwithstanding such fact, Subtenant's occupancy rights under the Sublease shall continue with the same force and effect as if Owner, as lessor, and Subtenant, as lessee, had entered into a direct lease as of such effective date for a term equal to the then unexpired term of the Sublease but containing all of the same provisions as those contained in the Lease, including the Base Rent due thereunder (except to the extent any provision thereof is in conflict with the provisions of this Paragraph 7 or Paragraph 8 of this Consent, in which case, the provisions of this Consent shall prevail), in which event Subtenant shall attorn to Owner and Owner and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Tenant thereunder prior to such effective date, except that in no event shall Owner be: (i) liable for any act or omission by Tenant; (ii) subject to any offsets or defenses which Subtenant had or might have against Tenant; (iii) bound by any payment of rent, additional rent or other sum made by Subtenant to Tenant in advance of any periods reserved therefor in the Sublease except for the prepayment by Tenant of the first month's Base Rent ($57,375.00); (iv) required to make any installation or do any alteration or work for Subtenant; or (v) liable for the return of any security deposit made by Tenant or liable for the return of any security deposit made by Subtenant not actually received by Owner. In such event each of Subtenant and Owner agree to execute such agreement as the other party shall reasonably request to evidence the foregoing direct Lease and the terms of Paragraphs 7 and 8 hereof. Upon any expiration or termination of the Sublease pursuant to the provisions of the first sentence of this Paragraph 7, in the event of the failure of Subtenant to vacate the Sublease Space as herein provided, Owner shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term and to all losses and damages, direct or consequential, and all reasonable attorneys' fees, incurred or suffered by Owner by reason thereof.

                  8. Notwithstanding anything to the contrary contained in this Consent or the Lease, each of Owner, Tenant and Subtenant acknowledges and agrees that:

                  (i) Subtenant shall be permitted to use the Sublease Space for the "Permitted Use" as defined in Section 3 of the Sublease,

                  (ii) the terms and provisions, and rights and obligations, set forth in Section 22 of the Lease, including the right to obtain a Non-Disturbance Agreement (as defined in the Lease), shall inure to the benefit of, and be binding upon, Subtenant, as if Subtenant were the "Tenant" first named in the Lease,

                  (iii) the terms and provisions set forth in Section 23 of the Lease shall inure to the benefit of, and be binding upon, Subtenant, as if Subtenant were the "Tenant" first named in the Lease, and for purposes hereof any reference therein to Dane Atkinson and/or Bernar Bekirov shall be deemed deleted,

                  (iv) Owner hereby consents to (A) the use of the Atrium Area as a permanently enclosed area and/or as additional office space and (B) Subtenant's HVAC Rights (as defined in Section 18C of the Sublease); provided that, any Alterations to or effecting the Atrium Area, or the roof or other structural or exterior components of the Building, shall remain subject to all of the remaining provisions of Section 6 of the Lease or any other provisions of the Lease applicable to Alterations or to Tenant's use and occupancy of the Demised Premises, including all required approvals and consents and, provided, however, that nothing herein or in Section 6(d) the Lease is intended or shall be deemed to require Tenant or Subtenant to remove (x) any Alterations performed or installed in connection with Subtenant's HVAC Rights, except to the extent that removal thereof is an express condition to Owner's consent or approval thereof at the time same is granted, or (y) any structural or exterior components of the Alterations, including any new roof or enclosure, performed or installed in connection with the construction of the Atrium Area; and provided further that, for purposes of Section 6(d) of the Lease, any "clean rooms", walk-in refrigeration or cooling units or other built-in laboratory equipment that is not readily convertible to general office use or would otherwise materially increase demolition or reletting costs incurred by Owner shall be deemed "specialt" installations under the Lease; and except as modified herein, all of the terms. of Article 6 of the Lease shall inure to the benefit of, and be binding upon, Subtenant, as if Subtenant were the "Tenant" first named in the Lease.

                  (v) Tenant shall have the right to grant a leasehold mortgage secured by Tenant's interest in the Demised Premises to Subtenant (or any Affiliate of Subtenant created or existing for the purpose of making such mortgage loan), and

         (vi) the terms and provisions set forth in Section 18 of the Lease shall inure to the benefit of, and be binding upon, Subtenant, as if Subtenant were the "Tenant" first named in the Lease; provided, however, that Section 18(b) of the Lease shall not be applicable thereto.

         9. Tenant shall be and continue to be liable for all bills rendered by Owner for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Demised Premises, and both Tenant and Subtenant shall be and continue to be liable for all bills rendered by Owner for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublease Space. Owner may submit bills to Subtenant directly for all such charges related to the Sublease Space, but neither such billing nor Owner's acceptance of payment directly from Subtenant shall create or be deemed to create any privity of contract between Owner and Subtenant, it being understood and agreed that Owner's transmittal of bills to Subtenant and acceptance of payment from Subtenant will be done solely to accommodate Tenant.

         10. Tenant hereby agrees to indemnify and hold Owner harmless with respect to all liability, costs and expenses incurred by Owner in connection with any action or proceeding brought by Subtenant (or parties claiming through Subtenant) against Owner to enforce the obligations of Owner under the Lease. Unless and to the extent that Subtenant shall become a direct tenant of Owner pursuant to Paragraph 7 above, notwithstanding anything in the Sublease to the contrary, (i) neither Subtenant nor any parties claiming through Subtenant shall have or be deemed to have any privity with Owner, it being agreed by Subtenant that any rights it may have in respect of the Sublease Space derive solely from Tenant and (ii) in no event shall Owner be liable to Subtenant (or parties claiming through Subtenant) for Owner's failure, if any, fully to perform and observe all of the provisions, covenants and conditions set forth in the Lease on the part of Owner to be performed and observed.

         11. Any notice or communication which Tenant or Subtenant may desire or be required to give to any other party under or with respect to this consent shall be given in the fashion provided in the Lease.

         12. Each of the following shall constitute a default by Tenant under the Lease: (a) any extension of the term of the Sublease without the prior written consent of Owner; (b) any modification or amendment of the Sublease without prior written consent of Owner; or (c) any failure by Tenant or Subtenant to comply with the terms and provisions of this Consent. If any one or more of the foregoing defaults occurs Owner shall be entitled to enforce any or all of its remedies under the Lease, at law or in equity.

         13. Tenant and Subtenant hereby jointly and severally represent and warrant to and for the benefit of Owner that, except as is expressly set forth and described in the Sublease, Subtenant has not paid, is not paying, and has not obligated itself to pay (conditionally or otherwise) any rent, additional rent or other consideration of any type or nature whatsoever for or in respect of the Demised Premises, the Sublease or any other thing or matter in connection with or related to any of the foregoing, except for Subtenant's contribution toward the payment of the sum described in Paragraph 3 hereof and the mortgage loan consented to in Paragraph 8 hereof.

         14. Subtenant shall not use the words UPS or UNTED PARCEL SERVICE in any advertising or for any other promotional or profit making purpose whatsoever and any sublease of all or any part of the Demised Premises or any assignment of the Sublease shall contain a provision identical to this paragraph.

         15. Subtenant hereby confirms receipt of notification from Owner that, the Building may be located on, or hereafter may be deemed, a landmark site or otherwise subject to Title 25, Chapter 3 of the Administrative Code of the City of New York (the "Landmarks Law") and, in such event, in accordance with Sections 305, 306, 309 or 310 of the Landmarks Law any occupant of the Demised Premises must obtain a permit from the Landmarks Preservation Commission of the City of New York before commencing any exterior or interior work in or to the Demised Premises, except for ordinary repair and maintenance as that term is defined in Subdivision (r) of Section 302 of the Landmarks Law.

         16. This Consent, which shall be construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct. All prior understandings and agreements with respect to the subject matter hereof are merged into this Consent, the Lease and the Sublease which alone reflect the agreement of the parties hereto. This consent shall be void and of no force and effect until executed by Owner and unconditionally delivered to Tenant.

         17. This consent may be executed in any number of counterparts, each of which (together or separately) shall be an original, but all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Consent To Sublease Agreement as of the day and year first above written.

                                                Owner:

                                                UNITED PARCEL SERVICE, INC.,

                                                By:_____________________________
                                                Name: _________________
                                                Title:_________________

                                                Tenant:

                                                325 SPRING STREET LLC,

                                                By: 325 Savanna LLC

                                                By:_____________________________
                                                Name:
                                                Title:

                                                Subtenant:

                                                IMCLONE SYSTEMS INCORPORATED

                                                By:_____________________________
                                                Name:
                                                Title:

                                   SCHEDULE 3

                               Landlord Estoppel

                              LANDLORD'S ESTOPPEL


                                                October   , 2001


325 Spring Street
c/o Savanna Partners
80 Fifth Avenue
New York, New York 10011

ImClone Systems Incorporated
180 Varick Street
New York, New York 10014

                  Re: Lease Agreement, dated as of May 8, 2000, by and between United Parcel Service, Inc., as Landlord, and Sensenet, Inc. ("Sensenet"), as Tenant, as (i) amended by that certain First Amendment to Lease Agreement, dated as of November 1, 2000 and that certain Second Amendment to Lease, dated as of October 4, 2001, and (ii) assigned pursuant to that certain Assignment and Assumption of Lease, dated as of November 1, 2000, by and between Sensenet,, as Assignor, and 325 Spring Street LLC ("325"), as Assignee (collectively, the "Lease")

Gentlemen:

         In connection with that certain Sublease ("Sublease"), by and between 325, as Sublandlord, and ImClone Systems Incorporated ("ImClone"), as Subtenant, dated as of the date hereof, a copy of which is annexed hereto as Exhibit A, Landlord hereby certifies to 325 and ImClone as follows:

         1. To the best knowledge of Landlord, 325 is not in default in the performance of any covenant, agreement or condition contained in the Lease, Landlord has not delivered to 325 any notice of default under the Lease that remains uncured and to the best knowledge of Landlord, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by 325 under the Lease.

         2. Landlord is not in default in the performance of any of its obligations under the Lease, nor, to the best knowledge of Landlord, has any event occurred which, with the giving of notice or passage of time, or both, would constitute a default by Landlord under the Lease. Landlord has not yet received any notice of default under the Lease.

         3. The Lease (together with any amendments thereto), a copy of which is attached hereto as Exhibit "B" is in full force and effect and constitutes the entire agreement between Landlord and Tenant with respect to the Premises and has not been modified except as described in any amendments attached hereto.

         4. No work is required under the Lease to have been done to date by Landlord. Landlord has no right to "buyback" the Lease or "buy out" 325's interest in the Lease.

         5. Landlord hereby acknowledges that it has heretofore received $57,375.00 on account of Base Rent (as defined in the Lease) payable under the Lease for the month of May, 2003.

         The foregoing statements are not affirmative representations, warranties or covenants nor shall they shall they subject Landlord to any liability whatsoever, the sole effect of same being to estop Landlord from making assertions to the contrary of such statements against 325 or ImClone. Landlord acknowledges that this certificate and consent will be relied upon only by 325 and ImClone in connection with consummation of the Sublease and that it is solely for the benefit of 325 and ImClone in connection with the Sublease and may not be relied upon by any other person or for any other purpose whatsoever.

         The person executing this certificate is duly authorized and empowered to do so.

                                                Very truly yours,

                                                UNITED PARCEL SERVICE


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT A


                                    Sublease

                                   EXHIBIT B

                                     Lease

                                   EXHIBIT A

                               Sublease Premises

                                   EXHIBIT B

                                 The Overlease